UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 9, 2005

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Material Contract

On November 9, 2005, the Board of Directors of American Independence Corp. approved the Senior Leadership Team Annual Cash Bonus Plan (the “Plan”), effective as of the approval date.

A copy of the Plan is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Number	Description

99.1	Senior Leadership Team Annual Cash Bonus Plan (Effective November 9, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INPENDENCE CORP.

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	November 10, 2005

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.
SENIOR LEADERSHIP TEAM ANNUAL CASH BONUS PLAN

THIS AMERICAN INDEPENDENCE CORP. SENIOR LEADERSHIP TEAM ANNUAL CASH BONUS PLAN (the "Plan") is adopted by American Independence Corp., a Delaware corporation (the "Company").  The terms of the Plan are as follows, effective as of November 9th, 2005:

1.

Purpose.  The Plan is designed to increase shareholder value through effective use of cash awards.  The Plan serves as a vehicle for retaining key members of the Company’s Senior Leadership Team (the “SLT”) and sustaining exceptional performance, and is an important component of the Company’s overall competitive compensation package.  It is expressly understood that one purpose of Plan and any potential bonus hereunder is to provide incentives for, and reward continued employment by, the participants through and until such date as the bonus is paid.  Consequently, only participants who remain employed on a full-time basis through the bonus payment date shall be eligible to receive any bonus hereunder.

2.

Participants.  The participants in this Plan shall be those senior executive officers of the Company who have been designated as participants with respect to each fiscal year of the Company by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), in its sole and absolute discretion.  The participants include, without limitation, the Chief Executive Officer and the four next most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.

3.

Bonus.  The Plan shall reward the eligible participants for performance against yearly performance objectives, as well as against the Company’s performance.  The individual performance objectives may include, without limitation, (a) the development, implementation and leading long-term strategic initiatives, (b) achievement of regional financial targets, (c) ensuring operational excellence within and across the Company’s core services, (d) providing leadership and creating an environment that fosters passion, teamwork and agility within the organization, (e) building and sustaining long-term customer relationships, (f) leading and supporting enterprise initiatives, and (g) such other performance objectives as ultimately agreed to by the Compensation Committee.  The SLT members shall set formal management objectives for each fiscal year, and such objectives shall then be reviewed and approved by the Chief Executive Officer and the Compensation Committee.  Performance shall be evaluated against the approved objectives at the end of the fiscal year and the Chief Executive Officer shall recommend annual cash bonus award amounts to the Compensation Committee for all SLT members excluding himself.  Notwithstanding such recommendations, any and all bonuses payable under the Plan shall be determined by the Compensation Committee in its sole and absolute discretion.

4.

Payment of Bonus.  The amount of any bonus payable hereunder, and the timing of such bonus payment, shall be as determined by the Compensation Committee in its sole and absolute discretion. Payment shall be made from the Company's general assets; no trust fund shall be established for purposes of funding said payments. The bonus may not be assigned, transferred, mortgaged or hypothecated prior to actual receipt, and any such attempt will be null and void.

5.

Administration.  This Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the authority to interpret the provisions of this Plan, direct the calculation and payment of bonuses in accordance with the terms hereof, and make final decisions with respect to the entitlement of any participant to a bonus.  Any decisions by the Compensation Committee are final and binding upon all parties.

6.

Duration.  This Plan shall continue until terminated by the Company’s Board of Directors; provided, however, that the Board may update, amend, modify or terminate this Plan at any time in its sole and absolute discretion.